Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF INCORPORATION

WEX Bank	Utah

Wright Express International Holdings, LLC	Delaware

Wright Express Fueling Solutions, Inc.	Delaware

Pacific Pride Services, LLC	Delaware

Wright Express UK Limited	England and Wales (United Kingdom)

Wright Express IP Holdings, L.P.	Bermuda

Wright Express Global Services BV	The Netherlands

Wright Express New Zealand	New Zealand

Wright Express Canada, Ltd.	New Brunswick (Canada)

Motorcharge Operations New Zealand, Ltd.	New Zealand

Wright Express Australia Holdings Pty Ltd	Australia

Wright Express Conso Pty Ltd.	Australia

Wright Express Card Holdings Australia Pty Ltd.	Australia

Wright Express Australia Pty Ltd.	Australia

Wright Express Prepaid Cards Australia Pty Ltd.	Australia

Wright Express Fuel Cards Australia Ltd.	Australia

Wright Express Card Australia Pty Ltd.	Australia

Australian Card Services Pty Ltd.	Australia

Wright Express Holdings 2, LLC	Delaware

Wright Express Holdings 3, LLC	Delaware

Wright Express Holdings 4, L.P.	England and Wales (United Kingdom)

Wright Express International Holdings Limited	England and Wales (United Kingdom)

WEX Bermuda 5 Limited	Bermuda

WEX Europe Limited	England and Wales (United Kingdom)

UNIK S.A.	Brazil

CorporatePay Holdings Ltd.	Guernsey

NAME	JURISDICTION OF INCORPORATION

CorporatePay Ltd.	England and Wales (United Kingdom)

CorporatePay Services Ltd.	England and Wales (United Kingdom)

FleetOne Holdings, LLC	Delaware

Transplatinum Service, LLC	Tennessee

FleetOne Factoring, LLC	Tennessee

FleetOne LLC	Delaware

FleetOne Receivables, LLC	Delaware